                                                                    EXHIBIT 2.6

                         REGISTRATION RIGHTS AGREEMENT

                                   Dated as of
                                October 21, 1998

                                  by and among

                              Ethical Holdings plc

                                       and

                             Monksland Holdings B.V.

                          REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement is made and entered into as of October 21, 1998 by and among Ethical Holdings plc (the "Company") and Monksland Holdings B.V. ("Monksland" or the "Purchaser").

          This Agreement is made pursuant to the Convertible Term Loan Agreement, dated as of October 21, 1998, among the Company and the Purchaser (the "Convertible Term Loan Agreement"). The execution of this Agreement is a condition precedent to the drawdown provisions of the Convertible Term Loan Agreement.

          The parties hereby agree as follows:

1.   DEFINITIONS

          Capitalized terms used herein without definition shall have the meanings given such terms in the Convertible Term Loan Agreement. As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" shall mean this Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

          "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday in the United States or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

          "Company" shall mean Ethical Holdings plc, a corpora-tion organized and existing under the laws of England.

          "Debenture" shall have the meaning given to it in the Convertible Loan Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated pursuant thereto.

          "Holders" shall mean any person owning or having the right to acquire Registrable Securities.

          "Indemnified Party" shall have the meaning set forth in Section 6(c) hereof.

          "Indemnifying Party" shall have the meaning set forth in Section 6(c) hereof.

          "Losses" shall have the meaning set forth in Section 6(a) hereof.

          "Ordinary Shares" or "ADSs" shall mean the Ordinary Shares, par value 10p each, of the Company or American Depositary Shares therefor.

          "Proceeding" shall mean an action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          "Prospectus" shall mean the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Registrable Securities" shall mean the Ordinary Shares issuable upon conversion of the Debenture purchased by the Purchaser pursuant to the Convertible Term Loan Agreement, until, in the case of any such ADS, (A) it has been registered effectively pursuant to the Securities Act and disposed of in accordance with a Registration Statement covering it, (B) subject to Section 7 hereof, it is sold by the Holder thereof pursuant to Rule 144, (C) subject to Section 8 hereof, it shall have been otherwise transferred and a new certificate or certificates for such security not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such security shall not require registration or qualification of such security under the Securities Act or (D) it ceases to be outstanding.

          "Registration Statement" shall mean the registration statement contemplated by Section 2 hereof, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "Rule 144" shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

          "Rule 144A" shall mean Rule 144A promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Underwritten registration" or "underwritten offering" shall mean a registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement.

2.   REGISTRATION RIGHTS

          (a) FILING OF REGISTRATION STATEMENT. Within sixty days of receipt of a letter of demand from Monksland, the

Company shall cause to be filed the Registration Statement with the SEC under the Securities Act covering the offering and sale of the Registrable Securities, PROVIDED, HOWEVER, that the Company shall not be obligated to file more than three such Registration Statements on behalf of Monksland.

          (b) EFFECTIVENESS; AMENDMENTS. The Company will use best efforts to cause the Registration Statement to be declared effective as promptly as practicable after such filing but in no event more than 60 days after the date upon which it was filed and, except as set forth below, to keep such Registration Statement continuously effective for a period of at least one year following the date on which such Registration Statement is declared effective or such shorter period which will terminate when all of the Registrable Securities covered by the Registration Statement have been sold by the Stockholders pursuant to the registration (the "Effectiveness Period"). The Company further agrees, if necessary, to supplement or amend the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration or by the Securities Act or by any other rules and regulations thereunder for such registration or, if reasonably requested by the Holders of a majority of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities in order to comply with such rules and regulations, and the Company agrees to furnish the Holders of Registrable Securities copies of any such supplement or amendment prior to its being used or filed with the SEC. The Company will promptly notify such Holders in writing of the date on which the Registration Statement is declared effective. Notwithstanding the foregoing, the Company shall not be obligated to keep the Registration Statement or the prospectus included therein (the "Prospectus") current during any period of up to 60 days per calendar year if the Company's chief executive officer advises Monksland that he has determined in good faith that valid business reasons make doing so inadvisable.


          (c) SUPPLEMENTS AND AMENDMENTS. The Company shall promptly supplement and amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

3.   HOLD-BACK AGREEMENTS

          (a) RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES. Subject to Section 3(b), the registration rights of the Purchaser pursuant to this Agreement and the ability to offer and sell Registrable Securities pursuant to a Registration Statement are subject to the following conditions and limitations, and the Purchaser agrees with the Company that:

          (i) If the Company determines in its good faith judgment that the filing of a Registration Statement under Section 2 hereof or the use of any Prospectus would require the disclosure of important information which the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, upon written notice of such determination by the Company, the rights of the Purchaser to offer, sell or distribute any Registrable Securities pursuant to such Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to such Registration Statement (including any action contemplated by Section 4 hereof) will for up to 60 days in any 12-month period be suspended until the date upon which the Company notifies the Holders of Registrable Securities in writing that suspension of such rights for the grounds set forth in this Section 3(a)(i) is no longer necessary.

          (ii) If consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X under the Securities Act, upon written notice thereof by the Company to the Purchaser, the rights of the Purchaser to offer, sell or distribute any Registrable Securities pursuant to a Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to such Registration Statement (including any action contemplated by Section 4 hereof) will for up to 60 days in any 12-month period be suspended until the date on which the Company has obtained the financial information required by Rule 3-05 or
     Article 11 of Regulation S-X to be included in such Registration Statement.

          (iii) In the case of the registration of any underwritten primary offering of capital stock of the Company

     (other than any registration by the Company on Form S-8, or a successor or substantially similar form, of (I) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (II) a dividend reinvestment plan), each holder of Registrable Securities agrees, if requested in writing by the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of Registrable Securities (or any option or right to acquire Registrable Securities) during the period commencing on the 10th day prior to the effective date of the registration statement covering such underwritten primary offering and ending on the date specified by such managing underwriter or underwriters in such written request.

          (b) LIMITATION ON BLACKOUTS. Notwithstanding the provisions of paragraph (a) of this Section 3 or the last paragraph of Section 4, the aggregate number of days (whether or not consecutive) during which the Company may delay the filing or the effectiveness of a Registration Statement under
Section 2 hereof or prevent offerings, sales or distributions by the Purchaser pursuant to paragraph (a) of this Section 3 or paragraph (b) of Section 2 or the last paragraph of Section 4 shall in no event exceed 60 days during any 12-month period.

4.   REGISTRATION PROCEDURES

          In connection with the Company's registration obligations pursuant to
Section 2 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto, the Company shall:

          (a) Prepare and file with the SEC a Registration Statement on the appropriate form available for the sale of such Registrable Securities as prescribed by Section 2 and use its reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein; PROVIDED, HOWEVER, that no less than 5 days prior to the filing of a Registration Statement under Section 2 hereof, or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish to the Holders whose Registrable Securities will be or are included in such Registration Statement, Prospectus or amendment or supplement thereto, copies of all such documents in draft form proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the reasonable review of such Holders, and cause the officers and directors of the Company, counsel to the Company and independent chartered accountants to the Company to respond to such inquiries as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement under Section 2 hereof, or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object on a timely basis;

          (b) Prepare and file with the SEC such amendments, including post-effective amendments, to a Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

          (c) At any time that a prospectus is required to be delivered under the Securities Act, notify the Holders of Registrable Securities to be sold immediately (i) when a Registration Statement or any post-effective amendment thereto has become effective, (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose, (iv) if at any time any of the representations and warranties of the Company contained in any underwriting agreement contemplated hereby cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of a Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

          (e) Furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (other than exhibits to documents incorporated by reference into such Registration Statement) to the extent requested by such person (including those previously furnished or incorporated by reference) as soon as practicable after the filing of such documents with the SEC;

          (f) Deliver to each Holder of Registrable Securities a reasonable number of copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

          (g) Prior to any public offering of Registrable Securities pursuant to a Registration Statement, use all commercially reasonable efforts to register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of the United States PROVIDED THAT, the Company may only be required to register and qualify the Registrable Securities in a reasonable number of jurisdictions as is customary for offerings of such type; use all commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things in the opinion of the Company necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

          (h) Upon the occurrence of any event contemplated by Section 4(c)(vi), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (i) Use all commercially reasonable efforts to cause all Registrable Securities relating to such Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

          (j) Enter into such agreements in form, scope and substance as is customary in underwritten offerings and reasonably acceptable to the Company and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriter or underwriters, if any, or the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection in the event of an underwritten offering, whether or not an underwriting agreement is entered into, (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company, its subsidiaries, and a Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of Ziegler, Ziegler & Altman or such other counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter or underwriters, if any), addressed to each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (iii) obtain "cold comfort" letters and updates thereof from the independent chartered accountants of the Company (and, if necessary, any other independent chartered accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in a Registration Statement), addressed to each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the underwriters, if any, than those set forth in Section 6 hereof (or such other provisions and procedures acceptable to the managing underwriters); and (v) deliver such documents and certificates as may be reasonably requested by the managing underwriter or underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to subparagraph (i) of this
     Section 4(j) and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

          (k) Make available for inspection by a representative of the Holders of Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney or accountant retained by such selling Holders or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case requested by any such representative, underwriter, attorney or accountant in connection with a Registration Statement; PROVIDED, HOWEVER, that to minimize disruption and expense to the Company during the course of the registration process, such Holders shall, to the extent practicable, and at their own expense, coordinate their investigation and due diligence efforts hereunder and, to the extent practicable, will act through a single firm of attorneys and a single accounting firm; PROVIDED FURTHER, HOWEVER, that any information that is designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law, (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such person, (iv) disclosure of such information, in the written opinion of counsel to the Company or counsel to the Holders acceptable to the Company in form and substance acceptable to the Company, is necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving one or more Holders of Registrable Securities and arising out of, based on, relating to or involving this Agreement or any of the transactions contemplated hereby or arising hereunder, in which event such person shall give the Company 10 days prior written notice before any such disclosure is made, or (v) such information becomes available to such person from a source other than the Company and such source is not bound by a confidentiality agreement;

          (l) Comply with all applicable rules and regulations of the SEC and make generally available to its security-holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act), as soon as reasonably practicable after the end of any 12-month period commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which earnings statement shall cover said 12-month period, or shorter periods as is consistent with the requirements of Rule 158; and

          (m) If requested by the managing underwriter or underwriters, if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, (x) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or such holders reasonably request to be included therein to comply with applicable law, (y) supplement or make amendments to such Registration Statement promptly upon receiving notification of the matter to be incorporated in such registration statement, and (z) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company (or, if applicable, a subsidiary of the Company) has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

          The Company may require each seller of Registrable Securities to furnish to the Company such information regarding the distribution of such Registrable Securities as is required by law to be disclosed in a Registration Statement and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

          During such time as the Holders of Registrable Securities may be engaged in a distribution of such Registrable Securities, such Holders shall comply with all of the rules and regulations of the Exchange Act and Securities Act, and pursuant thereto, shall, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such Rules; (ii) distribute the Registrable Securities solely in the manner described in the Registration Statement; (iii) cause to be furnished to the managing underwriter or underwriters, if any, or to the offeree if an offer is not made through the managing underwriter or underwriters, if any, such copies of the Prospectus and any amendment or supplement thereto and documents incorporated by reference therein as may be required by law; and (iv) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act.

          Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) or 4(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 4(h) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. In the event the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 4(h) hereof or (y) the Advice.

5.   REGISTRATION EXPENSES

          The Company shall bear all expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees and expenses of compliance with securities or blue sky laws, including without limitation, reasonable fees and disbursements of counsel in connection with blue sky qualifications of Registrable Securities, printing expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which such securities are listed (if any), fees and disbursements of counsel for the Company and the Company's independent certified public accountants (including the expenses of any special audit conducted at the Company's option or "cold comfort" letters required by or incident to such performance). Notwithstanding the foregoing, the Company shall not be required to bear the expenses of any underwriting discounts or commissions or brokerage commissions attributable to the sale of the Registrable Securities or any out-of-pocket expenses of the Holders, including travel costs (unless such travel costs are incurred in connection with travel requested by the Company), or the costs of any counsel or any other advisers engaged by the Holders to represent or advise them in connection with the transactions contemplated by this Agreement.

6.   INDEMNIFICATION

          (a) INDEMNIFICATION BY THE COMPANY. The Company will indemnify and hold harmless each seller of Registrable Securities, the officers, directors and employees of each of them, and each person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and the directors, officers, agents and employees of such controlling persons, to the fullest extent lawful, from and against, and will reimburse such seller of Registrable Securities and controlling person and officer, director, employee and agent with respect to, any and all loss, claim, damage, liability, cost (including without limitation the reasonable cost of investigation of any claim) and expense, joint or several, to which such seller or controlling person, officer, director, employee or agent may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses arise out of or are based on (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under any of the aforementioned statutes; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

          (b) INDEMNIFICATION BY HOLDER OF REGISTRABLE SECURITIES. In connection with a Registration Statement in which a Holder of Registrable Securities is participating, such Holder of Registrable Securities will indemnify and hold harmless the Company, and its directors and officers, agents, representatives, any controlling person and any underwriter from and against, and will reimburse any and all such persons and entities with respect to, any and all loss, damage, liability, cost or expense to which any of them may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder for use in the preparation thereof.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall so notify the person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with the defense thereof; PROVIDED that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations pursuant to this Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a final and nonappealable judgment that such failure shall have prejudiced the Indemnifying Party.

          Any such Indemnified Party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such action, claim or proceeding; or (3) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indem-nifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party), it being understood, however, that, the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Indemnified Parties (other than counsel for which the Indemnifying Party has agreed to pay under clause (1) above), which firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse an Indemnified Party for fees and expenses of counsel as contemplated hereby, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. The Indemnifying Parties shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or parties of a written release, in form and substance reasonably satisfactory to the Indemnified Party or parties, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto).

          All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such action or proceeding in a manner not inconsistent with this Section 6) shall be paid to the Indemnified Party, as incurred, within 10 Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; PROVIDED that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is determined by a court of competent jurisdiction in a final and nonappealable judgment that such Indemnified Party is not entitled to indemnification hereunder).

          (d) CONTRIBUTION. If a claim by an Indemnified Party for indemnification under Section 6(a) or 6(b) hereof is found unenforceable by a court of competent jurisdiction (even though the express provisions hereof provide for indemnification in such case), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or Proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by PRO RATA allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.

          e. OTHER INDEMNITIES. The indemnity, contribution and expense reimbursement obligations under this Section 6 shall be in addition to any liability each Indemnifying Party may otherwise have.

7.   RULES 144 AND 144A

          The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rule 144. The Company further covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or Rule 144A. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

8.   UNDERWRITTEN REGISTRATIONS

          If any of the Registrable Securities covered by any Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority of such Registrable Securities included in such offering after consultation with the Company and shall be reasonably acceptable to the Company.

          No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

9.   MISCELLANEOUS

          (a) REMEDIES. In the event of a breach by the Company or by a Holder of Registrable Securities, of any of their obligations under this Agreement, each Holder of Registrable Securities or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder of Registrable Securities agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this

Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          (b) SUBSEQUENT REGISTRATION RIGHTS AGREEMENTS. After the date hereof, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights of the Holders of Registrable Securities set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

          (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least a majority of the then outstanding Registrable Securities; PROVIDED, HOWEVER, that for the purposes of this sentence, Registrable Securities that are owned, directly or indirectly, by the Company are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders of Registrable Securities and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; PROVIDED, HOWEVER, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (d) NOTICES. All notices and other communications provided for herein shall be made in writing by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, telex or facsimile to:

          (i) If to the Purchaser, c/o Elan Corporation, plc at:

               Lincoln House, Lincoln Place
               Dublin 2
               Ireland
               Facsimile: (353) 1-662-4963

               Attention: Thomas G. Lynch

               with a copy to:

               Cahill Gordon & Reindel
               80 Pine Street
               New York, New York 10005
               Facsimile: (212) 269-5420
               Attention: William M. Hartnett, Esq.

          (ii) If to the Company at:

               Gemini House
               Bartholomew's Walk
               Ely, Cambridgeshire England
               Facsimile: (353) 646 700
               Attention: Corporate Secretary

               with a copy to:

               Ziegler, Ziegler & Altman LLP
               750 Lexington Avenue
               New York, New York 10022
               Facsimile: (212) 319-7605
               Attention: Scott A. Ziegler, Esq.


     (iii) If to any other person who is then the registered Holder of any Registrable Securities, to the address of such Holder as it appears in the stock transfer books of the Company.

          Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after being delivered to a reputable overnight delivery service for delivery on the next Business Day; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

          (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. The Company may not assign its rights or obligations hereunder without the prior written consent of each of the parties hereto.

          (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

          (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          (h) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (i) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of October 21, 1998.


                                     Ethical Holdings plc




                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:





                                     Monksland Holdings B.V.



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title: